Exhibit 10.4

Execution Version

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of February 6, 2006 by and among CRCA Holdings, Inc., a Delaware corporation (“Holdings”), CRC Intermediate Holdings, Inc., a Delaware Corporation (“Intermediate Holdings”), CRCA Merger Corporation, a Delaware corporation (the “MergerCo” and, collectively with Holdings and Intermediate Holdings, the “CRC Companies”) and Bain Capital Partners, LLC, a Delaware limited liability company (“Bain”).

RECITALS

WHEREAS, each of Holdings, Intermediate Holdings and MergerCo has been formed for the purpose of engaging in a transaction in which MergerCo will be merged with and into CRC Health Group, Inc. (the “Company”, with the Company surviving (the “Merger”) pursuant to an Agreement and Plan of Merger between the Company, Holdings and MergerCo dated as of October 8, 2005 (the “Merger Agreement”);

WHEREAS, to enable MergerCo to engage in the Merger and related transactions, Bain provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the “Financial Advisory Services”); and

WHEREAS, the CRC Companies desire to retain Bain to provide certain management, consulting and advisory services to the CRC Companies, and Bain is willing to provide such services on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Bain hereby agrees that, during the term of this Agreement (the “Term”), it will provide the following consulting and management advisory services to the CRC Companies:

(a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the CRC Companies with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the CRC Companies;

(b) financial, managerial and operational advice in connection with the CRC Companies’ day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company and its subsidiaries; and

(c) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as Bain and the CRC Companies may from time to time agree in writing.

Bain will devote such time and efforts to the performance of services contemplated hereby as Bain deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by Bain on a weekly, monthly, annual or other basis. The CRC Companies acknowledge that Bain’s services are not exclusive and that Bain will render similar services to other persons and entities. Bain and the CRC Companies understand that the CRC Companies may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by Bain under this Agreement. In providing services to the CRC Companies, Bain will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that neither Bain, on the one hand, nor the CRC Companies, on the other, has the right or ability to contract for or on behalf of each other or to effect any transaction for each other’s account.

2. Payment of Fees.

(a) The CRC Companies will, jointly and severally pay to Bain (or an affiliate of Bain designated by it) in consideration of Bain providing the Financial Advisory Services a fee in the amount of $7,200,000, such fee being payable upon the closing of the Merger, and will reimburse Bain for any and all expenses incurred through the closing of the Merger or otherwise on behalf of the CRC Companies, such fees and expenses being payable upon the closing of the Merger or, if the Merger is not consummated, promptly after the time the CRC Companies have abandoned the Merger;

(b) During the Term, the CRC Companies will jointly and severally pay to Bain (or an affiliate of Bain designated by it) an annual management fee in exchange for the ongoing management services provided by Bain under this Agreement, such fee being payable quarterly in advance on or prior to the first day of each calendar quarter beginning on each January 1, April 1, July 1 and October 1, the first such payment to be made by wire transfer on February 6, 2006 for the pro-rated amount of such management fee for the time from February 6, 2006 through March 31, 2006. The annual management fee will be $2,000,000.

(c) During the Term, Bain will advise the CRC Companies in connection with debt or equity financing, acquisition, disposition and change of control transactions (however structured) by the CRC Companies or any of their direct or indirect subsidiaries (however structured), and the CRC Companies will, for each transaction which has a gross transaction value of at least $50,000,000, jointly and severally pay to Bain (or an affiliate of Bain designated by it) a fee in connection therewith equal to one percent (1%) of the gross transaction value (including cash purchase price paid and all liabilities assumed or otherwise included in the transaction) of such transaction of which it is a part, such fee to be due and payable for the foregoing services at the closing of such transaction, and in the case of financing transactions whether or not any such financing is actually committed or drawn upon.

Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available federal funds to the account specified on Schedule 1 hereto, or to such other account(s) as Bain may specify to the CRC Companies in writing prior to such payment.

3. Term. This Agreement will continue in full force and effect until February 6, 2011; provided that this Agreement shall be automatically extended each February 6 for an additional year unless the CRC Companies or Bain provide written notice of their desire not to automatically extend the term of this Agreement to the other parties hereto at least 90 days prior to such February 6; provided, however, that (a) either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof and (b) Bain may terminate this Agreement upon not less than 10 days written notice to the CRC Companies; and provided further, that each of (x) the obligations of the CRC Companies under Section 4 below and the provisions of Section 5(b) below (whether in respect of or relating to services rendered prior to termination of this Agreement or in respect of or relating to any services provided after termination of this Agreement), (y) any and all accrued and unpaid obligations of the CRC Companies owed under Section 2 above and (z) the provisions of Section 8 will all survive any termination of this Agreement to the maximum extent permitted under applicable law. In the event of a termination of this Agreement, in addition to the obligations set forth in the previous sentence, the CRC Companies will, jointly and severally pay to Bain (or an affiliate of Bain designated by it) the sum of the net present values (using discount rates equal to the then yield on U.S. Treasury Securities of like maturity) of the annual management fees that would have been payable pursuant to Section 2(b) with respect to the period from the date of termination until the expiration date in effect immediately prior to such termination.

4. Expenses; Indemnification.

(a) Expenses. The CRC Companies will jointly and severally pay on demand all expenses incurred by Bain and those certain funds affiliated with or advised by Bain or its affiliates who are providing equity financing to Holdings to help effectuate the Merger (such funds the “Bain Funds” and their investments the “Equity Investments”) (or any of them) (i) in connection with this Agreement, the Merger or any related transactions, (ii) relating to operations of, or services provided by Bain to, the CRC Companies or any of their affiliates from time to time or (iii) otherwise in any way relating to the CRC Companies or in any way relating to, or arising out of, the equity investments or the ownership thereof by any Bain Fund. Without limiting the generality of the foregoing, the CRC Companies jointly and severally agree to pay on demand all expenses incurred by Bain and the Bain Funds (or any of them) in connection with, or relating to, (x) the preparation, negotiation and execution of this Agreement and any other agreement executed in connection with, or related to, this Agreement, the Merger, the financing of the Merger, Equity Investments or the consummation of the transactions contemplated hereby and thereby or (y) any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies relating to any of the foregoing, and in each case will specifically include the fees and disbursements of counsel, accountants, consultants or advisors retained by Bain, the Bain Funds or their respective consultants or advisors and any out-of-pocket expenses incurred by Bain in connection with the provision of services to the CRC Companies from time to time or the attendance at any meeting of the managers or board of directors (or any committee thereof) of any of the CRC Companies or any of their affiliates.

(b) Indemnity and Liability. The CRC Companies hereby jointly and severally indemnify and agree to exonerate and hold each of Bain, each Bain Fund, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses in connection therewith, including without limitation reasonable attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) this Agreement, the Acquisition, the Equity Investments or the ownership thereof by any Bain Fund or any related transactions or (ii) operations of, or services provided by Bain to, any CRC Company or any affiliate of any CRC Company from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of any of the CRC Companies or any of their accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee’s gross negligence, willful misconduct or bad faith, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each CRC Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. None of the Indemnitees will be liable to the CRC Companies or any of their affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

5. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. Bain makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder. In no event will Bain or any of the Indemnitees be liable to any of the CRC Companies or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence, willful misconduct or bad faith of Bain as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that Bain and its affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which Bain or its affiliates may serve as an advisor, a director or in some other capacity, and in recognition that Bain and its affiliates have myriad duties to various investors and partners, and in anticipation that the CRC Companies and Bain (or one or more affiliates, associated investment funds or portfolio companies, or clients of Bain) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the CRC Companies hereunder and in recognition of the difficulties that may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the CRC Companies as they may involve Bain. Except as Bain may otherwise agree in writing after the date hereof:

(i) Bain and its affiliates will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, any of the CRC Companies and their subsidiaries, (B) to directly or indirectly do business with any client or customer of any of the CRC Companies and their subsidiaries, (C) to take any other action that Bain believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to any of the CRC Companies or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(ii) Bain and its officers, employees, partners, members, other clients, affiliates and other associated entities will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the CRC Companies or any of their affiliates or to refrain from any action specified in Section 5(b)(i), and the CRC Companies on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require Bain or any of its affiliates to act in a manner inconsistent with the provisions of this Section 5(b).

(iii) Neither Bain nor any officer, director, employee, partner, member, stockholder, affiliate or associated entity thereof will be liable to the CRC Companies or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person’s participation therein.

(c) Limitation of Liability. In no event will Bain or any of its affiliates be liable to the CRC Companies or any of their affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by Bain hereunder.

6. Assignment, etc. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, (a) Bain may assign all or part of its rights and obligations hereunder to any affiliate of Bain that provides services similar to those called for by this Agreement, in which event Bain will be released of all of its rights and obligations hereunder and (b) the provisions hereof for the benefit of the Bain Funds will inure to the benefit of their successors and assigns.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by each of Bain and the CRC Companies. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8. Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement and all matters arising under or related to this Agreement will be governed by and construed in accordance with the domestic substantive laws of The State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of The State of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in The State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of The State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this Section 8 will not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of The State of New York.

(c) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8(C) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the CRC Companies, or any of them, to them at:

CRC Health Group, Inc.

20400 Stevens Creek Blvd.

Suite 600

Cupertino, CA 95014

Facsimile: (408) 367-0037

Attention: Dr. Barry Karlin, President and CEO

with a copy to:

DLA Piper Rudnick Gray Gary US, LLP

2000 University Avenue

East Palo Alto, CA 94303

Attention: Bruce Schaeffer

If to Bain, to it:

111 Huntington Avenue

Boston, Massachusetts 02199

Facsimile: (617) 516-2010

Attention: John Connaughton

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02210

Facsimile: (617)951-7050

Attention: Alfred O Rose, Esq.

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail.

11. Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. Third Party Beneficiaries. The Indemnitees are intended to be third party beneficiaries of this Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

[The remainder of this page is intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE CRC COMPANIES:	CRCA HOLDINGS, INC.

	By:	/s/ Chris Gordon
		Name:	Chris Gordon
		Title:	Vice President

CRC INTERMEDIATE HOLDINGS, INC.

	By:	/s/ Chris Gordon
		Name:	Chris Gordon
		Title:	Vice President

CRCA MERGER CORPORATION

	By:	/s/ Chris Gordon
		Name:	Chris Gordon
		Title:	Vice President

BAIN:	BAIN CAPITAL PARTNERS, LLC

	By:	Bain Capital LLC, its sole member

	By:	/s/ John Connaughton
		Name:	John Connaughton
		Title:	Managing Director

Signature Page to Management Agreement